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                                                                   EXHIBIT 99.2


                         GEORGIA-PACIFIC CORPORATION
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR SPECIAL MEETING AUGUST 15, 2001
                   FOR HOLDERS OF TIMBER GROUP COMMON STOCK

PROXY

The undersigned, having received the Notice of Special Meeting and Proxy Statement, hereby appoints (i) A.D. Correll, James F. Kelley and/or Kenneth
F. Khoury, jointly and severally, proxies with full power of substitution, to vote all shares of Timber Group common stock of GEORGIA-PACIFIC CORPORATION owned of record by the undersigned, and which the undersigned is entitled to vote, and (ii) Vanguard Fiduciary Trust Company, as Trustee under the Georgia-Pacific Corporation Salaried 401(k) Plan, and the Georgia-Pacific Corporation Hourly 401(k) Plan (the "Plans"), and to vote in person or by proxy all shares of Timber Group common stock of GEORGIA-PACIFIC CORPORATION allocated to any accounts of the undersigned under the Plans, on the proposal set forth below and all matters that may come before the Special Meeting of holders of Timber Group common stock to be held at Georgia-Pacific Center, 133 Peachtree Street, N.E., Atlanta, Georgia 30303 on August 15, 2001 at 11:00 a.m., local time, and any adjournments thereof, unless otherwise specified therein.

     Approval of Agreement and Plan of Merger among Plum Creek Timber Company, Inc., Georgia-Pacific Corporation and six wholly owned subsidiaries of Georgia-Pacific Corporation, dated as of July 18, 2000, as amended by Amendment No. 1, dated as of June 12, 2001.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOXES. SEE REVERSE SIDE.

THE PERSONS NAMED THEREIN CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD OR VOTE BY TELEPHONE OR THE INTERNET.

                                                  (change of address)

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                                       (If you have written the
                                       above space, please mark     SEE REVERSE
                                       the corresponding box on        SIDE
                                       the reverse side of this
                                       card.)

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                             FOLD AND DETACH HERE



                               ADMISSION TICKET
                        SPECIAL MEETING OF HOLDERS OF
                          TIMBER GROUP COMMON STOCK

If you plan to attend the Special Meeting of Holders of Timber Group common stock, please mark the appropriate box on the reverse side of the attached Proxy Card. The meeting will be held on Wednesday, August 15, 2001, at Georgia-Pacific Center, 133 Peachtree Street, N.E., Atlanta, Georgia 30303. The meeting will begin promptly at 11:00 a.m. local time.

         TO AVOID DELAY AT THE ENTRANCE, PLEASE PRESENT THIS TICKET

                                    AGENDA:

              MERGER OF THE CORPORATION'S TIMBER BUSINESS WITH
                        PLUM CREEK TIMBER COMPANY, INC.

             TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY
                             COME BEFORE THE MEETING


It is important that your shares are represented at this meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete and mail the attached
                 Proxy Card or vote by phone or internet.


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         Please mark your
    X    votes as in this
         example.

     This proxy is solicited by the board of directors. When properly executed, it will be voted in the manner directed. If no direction is given, this proxy will be voted FOR the proposal to approve the merger agreement.

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The Board of Directors recommends a vote FOR approval of the merger agreement.
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1. Approval of the merger agreement.      FOR / /  AGAINST / /  ABSTAIN / /


2. If any other business should properly come before the special meeting, the persons named in the proxy card will be entitled to vote in their discretion on such matter.

             Change of address on            I plan to
             reverse side. / /               attend the
                                             Special Meeting. / /


At the present time, the Board of Directors knows of no other business to be presented to a vote of the shareholders at the Special Meeting. However, the proxies hereby are authorized to vote in their discretion on matters incident to the conduct of the Special Meeting.

Receipt of the Notice of Special Meeting and the Proxy Statement is hereby acknowledged.

Please sign EXACTLY as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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                                       SIGNATURE(S)                  DATE

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              FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL






[LOGO]

                         Georgia-Pacific Corporation
 Proxy Solicited by the Board of Directors For Special Meeting August 15, 2001
                  For holders of Timber Group Common Stock

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IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET PLEASE READ THE INSTRUCTIONS BELOW
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Georgia-Pacific Corporation encourages you to take advantage of convenient ways to vote your shares for matters to be covered at the Special Meeting of Shareholders. Please take the opportunity to use one of the three voting methods described below to cast your ballot.

VOTE BY PHONE -- 1-877-779-8683 (1-877-PRX-VOTE)

Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your Control Number, which is located above and then follow the simple instructions the Vote Voice provides you.

VOTE BY INTERNET -- www.eproxyvote.com/tgp

Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you access the web site. You will be prompted to enter your Control Number, which is located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark and sign above as your name appears at left. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. Each joint owner or trustee should sign the proxy. If the shareholder is a corporation, the office of the person signing should be indicated.

ELECTRONIC DELIVERY OF PROXY MATERIALS

Sign up to receive next year's Annual Report and proxy materials via the Internet rather than by mail. Next year when the materials are available, we will send you an e-mail with instructions which will enable you to review these materials online. To sign up for this optional service, visit http://www.econsent.com/gp

IF YOU VOTE BY PHONE OR USE THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY. THANK YOU FOR VOTING.